                                                                   EXHIBIT 10.20


                              OEM SUPPLY AGREEMENT


This agreement, made and entered into June, 1999



between



TECAN AG
Feldbachstrasse 80
CH-8634 Hombrechtikon
SWITZERLAND

(hereinafter referred to as "TECAN")



and


AUTOCYTE INC.
780 Plantation Drive
Burlington, North Carolina 27215
USA

(hereinafter referred to as "AUTOCYTE")




Whereas, TECAN has developed a RSP (Robotic Sample Processor) which is manufactured and sold to AUTOCYTE as "AUTOCYTE PREP"(TM) PREPARATION SYSTEM, hereinafter called "Product".

Whereas, AUTOCYTE will sell the Product worldwide under its name and its Trademark with its sales force and through its distributors, but will sell Product solely in combination with reagents.


Now, therefore, in consideration of the mutual covenants hereinafter expressed, the parties agree as follows:

1.       DEFINITIONS

1.1 "Contract Year" shall mean a period of twelve (12) successive calendar months during the term of this agreement or any extension thereof, the first Contract Year to commence as of January 1st, 1999.

1.2 "Product" means the "AUTOCYTE PREP"(TM) PREPARATION SYSTEM, as described in Exhibit A and the Project Book V. 2.1


1.3 "Application" means the use of the Product, in particular the QUAD-Arm (or direct derivatives), for the preparation of cytology or histology samples for diagnostic purposes.


2.       MINIMAL QUANTATIES TO MAINTAIN EXCLUSIVITY

2.1 TECAN agrees not to offer directly on the basis of an Original Equipment Manufacturing (OEM-) or Private Label (PL) Agreement to any third party any device similar to the Product and intended for the Application, provided that AUTOCYTE buys from TECAN at least the following numbers of units of the Product:

         YEAR                       UNITS
         1999                       tbd
         2000                       tbd
         2001                       tbd
         2002                       tbd

         The applicable number of units shall be determined within 30 days of FDA approval, however no later then by end of 1999.
         The minimal quantities of units set forth above shall not be cumulative; i.e. a surplus purchase in one Contract Year will not be rolled over or applied to a subsequent Contract Year. If the minimal quantities are not met, TECAN is free to offer the Product to any third party also on the basis of an OEM or Private Label agreement.

         AUTOCYTE understands that TECAN might sell individual units of the Product to end-users that may be used for purpose similar to the Application, provided the units do not have the AUTOCYTE labeling.

         TECAN acknowledges that it has no authority to and will not sell slide racks or any other AUTOCYTE specific components to any other party.

2.2 In case of the termination of this Agreement TECAN retains the right to sell to AUTOCYTE all AUTOCYTE specific parts in stock at cost plus 10% handling fee, but at a maximum of CHF 250'000.--.

2.3 TECAN will supply AUTOCYTE with the most current release of the system software ("Integrator Software").

         If TECAN discontinues the support of the system software, TECAN shall hand-over to AUTOCYTE the system software development tools and the source code. AUTOCYTE shall not have any further rights against TECAN with respect to the system software.
         Any changes in the system software will be treated like product changes (see chapter 5: Product changes).

2.4 AUTOCYTE assumes all responsibility for the application software development, documentation (including operating manual), installation and after sales support.


                                      2/13

3.       PURCHASE OF PRODUCT, QUANTITIES AND PRICING

3.1 Subject to the terms and conditions of this Agreement, AUTOCYTE shall purchase, and TECAN shall sell to AUTOCYTE the Product. AUTOCYTE shall purchase the Product hereunder in accordance with the price schedule in Exhibit B. A Product is considered to be purchased during the Contract Year in which the Product is shipped from TECAN. Upgraded or repaired units shipped ex TECAN of Product do not count as purchased during the Contract Year under this Agreement.

3.2 For the Contract Year starting on January 1, 1999 and ending on December 31, 1999, AUTOCYTE is deemed to be in the ***-*** units price bracket, at CHF ******.--. If AUTOCYTE is overachieving the target of *** units, AUTOCYTE is reimbursed according to the following scheme (example):

         Over-achievement:          e.g. Purchase of *** units per year: TECAN
                                    shall credit AUTOCYTE *** x (CHF
                                    *****.-- - *****.--) = CHF ******.--


         If, to the contrary, AUTOCYTE will purchase less than *** units in the Contract Year starting on January 1, 1999 and ending on December 31, 1999, AUTOCYTE will be invoiced the difference according to the following scheme (example):

         Under-achievement:         e.g. Purchase of ** units per year: TECAN
                                    shall invoice AUTOCYTE ** x (CHF
                                    *****.-- - *****.--) = CHF ******.--


3.3 For each Contract Year AUTOCYTE and TECAN agree on the quantity of units to be purchased by AUTOCYTE. The new minimum quantity has to be negotiated 60 days before the expiration date of Contract Year. If AUTOCYTE and TECAN fail to agree on the quantity for the new Contract Year, the number of units sold during the preceding Contract Year shall determine the applicable price bracket.

3.4 The prices of the Product as stated in Exhibit B are valid for a Contract Year.

         Prices for the following Contract Year change pursuant to the increase in production costs for TECAN. TECAN shall consult with AUTOCYTE on suggested new prices 60 days before the expiration date of each contract year. If the parties fail to reach an agreement on the new prices, TECAN shall have the right to unilaterally change the prices to reflect the increase in production costs, if any. A price increase shall not exceed increase of the official Swiss consumer price index.

3.5 For standard TECAN RSP 5000 Spare Parts TECAN will grant AUTOCYTE a discount of **% on International List Prices (ILP) (as revised by TECAN at its sole discretion from time to time). No discount is applicable for OEM specific Spare Parts (see Exhibit C).

3.6 On single orders for Spare Parts exceeding a total of CHF ******.-- TECAN will grant to AUTOCYTE an additional discount of **%, on the ILP of both standard TECAN and OEM specific Spare Parts.


4.       ORDERS AND DELIVERY, PAYMENT AND SHIPMENT

4.1 In the first month of each quarter, AUTOCYTE will forecast orders of the Product for the following 12-month period (the Production Forecast). The Production Forecast is to be used for planning purposes only, and summarizes the next 12 months forecast activity.

         Products shall be ordered by means of a binding, non-cancelable purchase order.


                                      3/13

         Each purchase order shall contain a description of the Products purchased, quantity purchased, routing instructions, destination, delivery date and confirmation price. TECAN agrees to accept telegraphic or telefaxed purchase orders.

         The minimal order quantity of Product per purchase order is ** units. The ** units can be shipped in lots of ** units, whereas the second lot will be shipped 2 - 4 weeks after the first.

4.2 The payment shall be in CHF. Payment shall be net in Swiss Francs (CHF) within 60 days from the date of invoice. Delays in payment will result in the usual and applicable interest rates.

4.3 The exchange rate for deliveries is set to CHF 1.42 / USD for 1999. Exchange rate fluctuations between the CHF and USD will be checked twice annually on July 1 and December 31 of each Contract Year and the exchange-risk is split 50:50 by AUTOCYTE and TECAN. TECAN shall invoice/issue credit note to AUTOCYTE of 50 % of the exchange rage fluctuation influence on the ordered and paid instruments semi-annually. For the calculation basis the average exchange rate of the previous 6 months as published by a leading Swiss bank is used.

4.4 Product prices are quoted ex works. Shipping costs are quoted as DDU (Delivered duty unpaid).

4.5      Delivery times:
         6 - 8 weeks after receipt of AUTOCYTE's purchasing order and availability of forecast figures. 10 - 12 weeks after receipt of AUTOCYTE's purchasing order, when no forecast figures are available.

4.6 Shipment of Product to AUTOCYTE, North Carolina is done via the same carrier selected by TECAN for any delivery to AUTOCYTE as quoted in EXHIBIT B.

4.7 Freight charges of any other delivery to AUTOCYTE or any drop shipment will be paid by AUTOCYTE. Title and risk of loss or damage of any items delivered hereunder shall pass to AUTOCYTE upon delivery to the common carrier pursuant to the INCOTERM rules (1990).


                                      4/13

5.       PRODUCT CHANGES

5.1 TECAN may, from time to time, modify or update the Product, spare parts or accessory material. All changes, having an effect on the functionality of the Product shall be announced in writing to the Purchasing Manager at AUTOCYTE. In these cases, AUTOCYTE shall have the right to reject the changes within 30 days, in writing, with the exception of changes that are required by law. All changes should be announced in advance.

         TECAN will provide a listing of all new changes incorporated to the Product on a semi-annual basis as per July 1 and December 31 of each calendar year.

5.2 Only changes accepted in writing by the Purchasing Manager or any other competent manager of AUTOCYTE shall be added as an amendment to the specification in Exhibit A.

5.3 Enhancements in the Product, spare parts and accessory materials requested by AUTOCYTE are subject to TECAN's discretion and price policy.

5.4 Any major changes in the application software or the documentation governing control of the Product shall be forwarded to the responsible product manager/sales engineer at TECAN to guarantee the compliance of the Product with the specifications in Exhibit A and the Project Book V. 2.1. This Project Book V. 2.1. will be frozen. All future changes shall be implemented according to applicable procedures (e.g. ISO9000, engineering change procedures).


6.       QUALITY CONTROL

         Every Product and spare part(s) shall be subject to a quality control inspection by TECAN, which conforms to AUTOCYTE manufacturing QC specifications, and non-conforming products shall not be shipped by TECAN. With each instrument supplied the full quality control report shall be shipped.


7.       INSTALLATION AND TRAINING

7.1 AUTOCYTE will install the Product and train customers of AUTOCYTE with regard to the Product.

7.2 TECAN will provide upon request training for AUTOCYTE and/or its distributors against payment of CHF 2'000.-- per trainee and week. The minimal number of participants per training is 3 nos. The training will cover the following subjects:

         -        Installation

         -        Service

         -        Preventive Maintenance

         -        Trouble Shooting

         for the Product. This training will not cover the application software nor any aspects of the application. Solely AUTOCYTE can offer such training. The duration of the training is one week; location of this training is at TECAN's Headquarters in Switzerland, travel and accommodation cost to be borne by the trainees.


8.       WARRANTY AND SERVICE

8.1 Any Product and spare parts and all documents or other items relating hereto supplied by TECAN under this Agreement shall be manufactured (or, as applicable, prepared) in accordance with the specifications and manufacturing practices generally accepted in its business domain.


                                      5/13

8.2.     TECAN is an ISO 9001 certified Company.

8.3 TECAN warrants each Product for a period of fifteen (15) months from the date of shipment or twelve (12) months from the date of installation at a customer site, whichever period expires first. TECAN shall warrant that each Product is free from defects in workmanship and materials and is manufactured in conformity with the specifications under this Agreement.

         Disposable parts of the Product, i.e. valves, tips, fittings, tubing's and syringes, and all parts in contact with liquids are excluded from any warranty.

         If a Product or part of a Product covered by the aforementioned warranty is found defective, TECAN shall, at its option, repair or replace the defective Product or part of Product. AUTOCYTE shall not have any further remedies. In particular, TECAN shall not be liable for any consequential damages. Not withstanding the forgoing, TECAN's liability shall in any event be limited to the amount of the purchase price of the respective Product.

8.4 TECAN represents and warrants that Product, spare parts and accessory materials shall be delivered free of any rights of any third party. TECAN has good title to and has full power to sell Product, spare parts and accessory materials to AUTOCYTE hereunder.

8.5 For a period of seven (7) years from the date of delivery of the last Product unit shipped hereunder, TECAN agrees to maintain the ability to deliver spare parts.

8.6 AUTOCYTE shall provide for sufficient insurance coverage against third party claims and liabilities (including, but not limited, to product liability and consequential damages).

8.7 Transportation costs for goods under warranty to and from TECAN will be taken by TECAN. Transportation costs for repair goods to and from TECAN will be taken by AUTOCYTE.


9.       INDEMNIFICATION

9.1 TECAN shall defend, indemnify and hold harmless AUTOCYTE from and against all loss, liability and expense, including legal fees and disbursements, court costs, and settlement payments actually incurred by AUTOCYTE as a results of, arising out of or related to TECAN's breach of their respective representations, warranties and covenants set forth in this Agreement. Notwithstanding the foregoing, TECAN's obligation under this clause 9.1 shall in any event be limited to the amount of the purchase price of the respective Product as long as the product functions properly according to AUTOCYTES intended use of such product.

9.2 AUTOCYTE shall defend, indemnify and hold harmless TECAN from and against all loss, liability and expense, including legal fees and disbursements, court costs, and settlement payments actually incurred by TECAN as a result of, arising out of or related to AUTOCYTE's breach of its representations, warranties and covenants set forth in this Agreement. AUTOCYTE'S obligation under this clause 9.2 shall in any event be limited to the amount of the purchase price of the respective Product.

9.3 In no event shall either party be liable to the other party hereunder for any consequential, indirect or special damages.

9.4 TECAN does not assume any liability for damages resulting from improper handling or installation or from disregard of operating requirements.


                                      6/13

10.      TERM OF AGREEMENT AND TERMINATION

         This Agreement shall commence on January 1, 1999, and shall be effective until December 31, 1999. This Agreement shall automatically be renewed for additional one-year terms subject to either party's right to terminate this Agreement by giving the other party at least hundred-twenty (120) days written notice subject to article 13.1 prior to the expiration date of the current term and thereafter to the anniversary date.


11.      SETTLEMENTS OF DISPUTES

         Both parties agree to do their best to settle any dispute arising from this Agreement amicably. The right to pursue the proceeding set forth in article 15.2 remains reserved.


12.      CONFIDENTIAL INFORMATION

         Each party understands that during the execution of this Agreement, it may acquire or have access to information that is confidential and of great value to the other ("confidential information").

         Therefore, each party ("receiving party") agrees that during the term of this Agreement and for a period of three (3) years after termination of this agreement, it shall not use (except for the purposes set forth in this Agreement) or disclose the confidential information of the other party ("the disclosing party") without the disclosing party's prior written consent and each party agrees that it will impose the same obligations on its employees who have access to such confidential information.


                                      7/13

13.      MISCELLANEOUS PROVISIONS

13.1 All written notices and demands required or permitted to be given or made pursuant to this Agreement shall be in English and shall conclusively be presumed for all purposes of this agreement to be given or made at the time the notice or demand is personally given or made, or at the time it is sent by registered mail, or fax or courier addressed as follows:

         If to AUTOCYTE:                             If to TECAN:

         AUTOCYTE Inc.                                        TECAN AG
         780 Plantation Drive                                 Feldbachstrasse 80
         Burlington, North Carolina 27215                     8634 Hombrechtikon
         USA                                                  SWITZERLAND

         Or to such other address as to which either party may advise the other in writing that notices should be sent.

13.2 This Agreement shall be binding upon and relate to the benefit of the parties hereto, their successors and assignees. This Agreement shall be assignable by either party only with the prior written consent of the other, except that either party may assign this Agreement without the consent of the other to a wholly owned subsidiary or to the purchaser of all its stock or assets of its business to which this Agreement relates.

13.3 Within reasonable limits TECAN will assist AutoCyte Inc. in approval and certification matters. Such assistance would include but is not limited to:

         -        Copies of drawings and QC procedures for the "AUTOCYTE
                  PREP"(TM) System

         - Allowing audits announced latest two weeks in advanced on TECAN premises once a year (2 days max.)

13.4 This Agreement supersedes earlier agreements between TECAN or it's subsidiaries and AUTOCYTE or any of its predecessors regarding the Product.


14.      YEAR 2000 READINESS

         TECAN is firmly committed to ensuring that RSP5000 as the base product and Integrator as the base software are Millenium-compliant. This certification is contingent on proper operation of the computer hardware and operating system.


                                      8/13

15.      GOVERNING LAW AND ARBITRATION CLAUSE

15.1 This Agreement shall be governed by, and construed in accordance with, the laws of Switzerland, to the exclusion of the Swiss rules on conflicts of laws and to the exclusion of the 1980 UN Convention on Contracts for the International Sale of Goods.

15.2 Any disputes or controversies arising out of or in connection with this Agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved to the exclusion of the ordinary courts by a sole arbitrator in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce. Arbitration shall be conducted in the English language.




Hombrechtikon,  June 26, 1999            Burlington,   June 26, 1999

TECAN AG                            AUTOCYTE INC.


/s/ Joe Kaelin             /s/ Franz Rutzer          /s/ William O. Green
---------------------      ---------------------     --------------------------
Joe Kaelin                 Franz Rutzer              William O. Green
S&M Manager                F&A Manager               Chief Financial Officer


                                      9/13

                                            EXHIBIT A



"AUTOCYTE PREP"(TM) PREPARATION SYSTEM Part. No. 505 107 includes:

DESCRIPTION:                                                       PART NUMBER:
1 Specimen tray                                               505250
1 RSP 5051 including:                                         505100
         1 1000 ul DiTi C option                              505215
         1 Additional 465 Dilutor                             445003
         4 5 ml syringes                                      300206
1 QUAD Arm complete                                           505225
1 Vacuum set including:
         1 Waste bottle                                       505255
         1 Tubing Kit                                         505246
         1 Tube evacuator                                     505248
         1 Tubing kit                                         505251
         1 Solenoid Valve Kit                                 520100
1 Operating manual                                            390350
1 Misc. hardware set including:
         1 1 - 4 distribution block (Vacuum)                  505254
         1 Special tubing guide                               505249
         1 Waste bottle                                       505255

Following parts are in responsibility of AUTOCYTE and are therefore excluded from "AUTOCYTE PREP"(TM)

PREPARATION SYSTEM Part. No. 505 107:

1 Waste station including:                                    505220
         1 Tip rack                                           ......
         1 Waste / wash station                               505222
         1 Tip loading rack                                   505221
1Base Plate                                                   0552542.P0
4 Slide racks                                                 505235


The "AUTOCYTE PREP"(TM) system does not include the controlling PC, nor the application software written in Integrator.


The "AUTOCYTE PREP"(TM) PREPARATION SYSTEM is white including the safety guard and instead of the TECAN-Logo the AUTOCYTE-Label is placed.


                                     10/13

                                    EXHIBIT B


PRICE LIST OF PRODUCTS FOR 1999

-        "AUTOCYTE PREP"(TM) SYSTEM, TECAN P/N 505 107

         PRODUCT PRICE BRACKET                             PRICE PER UNIT IN CHF

         less than or equal to *** UNITS/YEAR                         ******
         *** - *** UNITS/YEAR                                         ******
         greater than *** UNITS/YEAR                                  ******

         Prices are valid for purchase quantity within a 12 months period starting January 1, 1999 and lasting until December 31, 1999. According to the forecast received from AutoCyte Inc., AutoCyte plans to purchase *** instruments in 1999. Accordingly the price bracket set for 1999 is for *** - *** COMPLETE INSTRUMENTS.

-        "AUTOCYTE PREP"(TM) SYSTEM: UPGRADES TECAN P/N 505 210

         PRICE PER UNIT IN CHF                                        ******



-        "AUTOCYTE PREP"(TM)SYSTEM: PREVENTIVE MAINTENANCE KIT TECAN P/N 505 260

         PRICE PER UNIT IN CHF:                                       ******



-        SHIPPING COSTS

         TRANSPORTED UNITS PER ORDER                            TRANSFER PRICE
                                                                PER UNIT IN CHF

         ONE UNIT PER SHIPMENT                                     ******
         TWO UNITS PER SHIPMENT                                    ******
         THREE UNITS PER SHIPMENT                                  ******
         FOUR UNITS PER SHIPMENT                                   ******
         FIVE UNITS AND MORE PER SHIPMENT                          ******

Prices are valid within a 12 months period starting January 1, 1999 and lasting until December 31, 1999.


                                     11/13

                                    EXHIBIT B


ORDER NO.             DESCRIPTION                                           QTY.       TRANSFER PRICE CHF
---------             -----------                                           ----       ------------------
SPARE PARTS:

505 250               Specimen Tray                                         1                       *********
505 225               QUAD-Arm complete                                     1                       *********
505 220               Waste Station (complete)                              1                       *********
505 221               Tip Loading Tool                                      1                       *********
0552542.P0            Base Plate                                            1                       *********
505 235               Slide Rack                                            4                       *********
505 255               Waste Bottles for Vacuum System                       1                       *********
505 248               Tube Vac                                              1                       *********
505 251               Tubing Kit complete                                   1                       *********
505 227               1-4 Manifold on QUAD                                  1                       *********
505 222               QUAD waste trough incl. elbow                         1                       *********
505 226               QUAD Tubing complete                                  1                       *********
505 247               Vacuum Tubing Pump - Bottle                           2                       *********
505 246               Vacuum Tubing Bottle - IIII-Block                     1                       *********
505 249               Tubing Guide                                          1                       *********
505 230               Tip Bundles                                           4                       *********
0100 726              Ball Slide                                            1                       *********
0100 740              BioHazard Disposal Bag (100 Pieces)                   1                       *********
0100 735              Labels (BioHazard, Contaminated, Waste)               1                       *********

                      FOR FOLLOWING PARTS ILP - 30% IS APPLICABLE                      ILP CHF
                                                                                       (INTERNATIONAL LIST
                                                                                       PRICE)
                                                                                       ------
552 483               DiTi spring loaded Z-Rack                             1                       *********
505 215               DiTi C 1000 ul RIAS complete                          1                       *********
320 002               Diluter 465/87                                        1                       *********
445 003               Diluter 465/87 EMV CE                                 1                       *********
520 350               CPU 87                                                1                       *********
520 353               PONI/ALID left                                        1                       *********
503 308               PONI/ALID left EMV CE                                 1                       *********
530 360               FLEX-Cable left                                       1                       *********
530 304               FLEX-Cable left EMV CE                                1                       *********
520 450               ARM left                                              1                       *********
520 453               ARM left EMV CE                                       1                       *********
520 355               Motherboard                                           1                       *********
520 310               Motherboard EMV CE                                    1                       *********
520 100               Option 3.1: Solenoid Valve Kit complete               1                       *********
240 000               Aspirating Tubing 1.5x2.5x900                         4                       *********
118 566               Pipetting Tubing DiTi 1.5x2.5x1200                    5                       *********
520 520               Connect. Tubing Valve - IIII-Block                    4                       *********
520 885               Connect Tubing Valve - Diluter                        2                       *********
800 331               Tubing Distribution Block - IIII-Block                4                       *********
390 350               Operating Manual RSP 5051                             1                       *********

                      ILP IS SUBJECT OF CHANGE WITHOUT NOTIFICATION.


                                     12/13

                                    EXHIBIT C


ORDER NO.             DESCRIPTION                                                    TRANSFER PRICE CHF
---------             -----------                                                    ------------------
REPAIR PARTS:

R503308               Repair of PONI / ALID left CE version                                        *********
R505215               Repair of DiTi RIAS Kit complete                                             *********
R520350               Repair of CPU-87 Board                                                       *********
R520353               Repair of PONI/ALID 87 "LEFT" with cable                                     *********
R520355               Repair of Motherboard 87                                                     *********
R520450               Repair of arm LEFT                                                           *********
R520453               Repair of arm LEFT CE version                                                *********
R520455               Repair of AutoCyte arm CE version                                            *********


                                     13/13